Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer
ENDORSEMENT METHOD
SPLIT-DOLLAR AGREEMENT
This Endorsement Method Split-Dollar Agreement (this “Agreement”) is made as of the 1st day of October, 2004, by and between Red River Bank, a Louisiana banking corporation (“Bank”), and [Executive], an individual (“Insured”).

R E C I T A L S:
A. Insured is currently an employee and officer of Bank and has provided valuable service to Bank for a considerable period.
B. Bank desires to provide Insured with certain death benefits in connection with a life insurance policy purchased by Bank on the life of Insured.
NOW, THEREFORE. the parties hereto, for and in consideration of ten dollars and the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, do hereby agree as follows:
1.This Agreement pertains to the following life insurance policies (collectively, the “Policy”):
(a)Policy number: 16541701
Insurer: Northwestern Mutual Life Insurance Company
Insured: [Executive]
Owner of Policy: Bank
Relationship of Bank to Insured: Insured is an employee and officer of Bank

(b)Policy number: 0055892
Insurer: Massachusetts Mutual Life Insurance Company
Insured: [Executive]
Owner of Policy: Bank
Relationship of Bank to Insured: Insured is an employee and officer of Bank

2.Ownership of Policy. Bank owns all of the right, title and interest in and to the Policy and controls all rights of ownership with respect thereto. Bank, in its sole discretion, may exercise its right to borrow or withdraw on the cash value of the Policy. In the event coverage under the Policy is increased, such increased coverage shall be subject to all of the rights, duties and obligations set forth this Agreement.
3.Designation of Beneficiary. Insured may designate one or more beneficiaries (on the Beneficiary Designation Form attached hereto as Exhibit A) to receive the

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer
Policy proceeds payable pursuant hereto upon the death of the Insured subject to any right, title or interest Bank may have in such proceeds as provided herein. In the event Insured fails to do so, any benefits payable pursuant hereto shall be paid to the estate of Insured.
4.Maintenance of Policy. Bank shall be responsible for making any required premium payments and to take all other actions within Bank’s reasonable control in order to keep the Policy m full force and effect; provided, however, that Bank may replace the Policy with a comparable policy or policies so long as Insured’s beneficiaries will be entitled to receive an amount of death proceeds under Section 6 at least equal to those that the beneficiaries would be entitled to if the original Policy were to remain in effect. If any such replacement is made, all references herein to the “Policy” shall thereafter be references to such replacement policy or policies. If the Policy contains any premium waiver provision, any such waived premiums shall be considered for the purposes of this Agreement as having been paid by Bank. Bank shall be under no obligation to set aside, earmark or otherwise segregate any funds with which to pay its obligations under this Agreement, including, but not limited to, payment of Policy premiums.
5.Reporting Requirements. Bank will report on an annual basis to Insured the economic benefit associated with this Agreement on a 1099 or its equivalent so that Insured can properly include said amount in his or her taxable Income. Insured agrees to accurately report and pay all applicable taxes on such amounts of income attributable hereunder to Insured. Insured acknowledges that no “group life” or similar exclusion applies to benefits hereunder.
6.Policy Proceeds. Subject to Section 8, upon the death of Insured, the death proceeds of the Policy shall be divided in the following manner:
(a)The Insured’s beneficiary(ies) designated in accordance with Section 3 shall be entitled to an amount equal to the lesser of (i) the Death Benefit (as defined in Exhibit B hereto) or (ii) one hundred percent (100%) of the difference between the total Policy proceeds and the “Cash Surrender Value of the Policy” (as defined in Section 7 below).
(b)The Bank shall be entitled to any Policy proceeds remaining after application of Section 6(a) above.
(c)Bank and Insured shall share in any interest due on the death proceeds on a pro rata basis based upon the amount of proceeds due each party divided by the total amount of proceeds, excluding any such interest.
7.Cash Surrender Value of the Policy. The “Cash Surrender Value of the Policy” shall be equal to the cash value of the Policy at the time of the Insured’s death or upon surrender of the Policy, as applicable, less (i) any policy or premium loans or withdrawals or any other indebtedness secured by the Policy, and any unpaid interest thereon, previously incurred or made by Bank, and (ii) any applicable surrender charges, as determined by the Insurer or agent servicing the Policy.
8.Termination of Agreement.

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer
(a)This Agreement shall terminate upon the first to occur of the following:
(i) the distribution of the death benefit proceeds in accordance with Section 6 above;
(ii) the termination of Insured’s employment with Bank For Cause (as defined below); or
(iii) Insured engages in a Competing Activity; provided, however that this subsection (a)(iii) shall not apply if Bank elects in writing, in its sole and absolute discretion, to waive the application of this subsection.
(b)     Insured acknowledges and agrees that the termination of this Agreement pursuant to subsection (a)(ii) or (a)(iii) above prior to the death of Insured shall terminate any right of Insured to receive any Policy proceeds under this Agreement, and such termination shall be without any liability of any nature to Bank.

(c)     For the purposes of this Agreement:

(i) “For Cause” shall mean (i) regulatory suspension or removal of Insured from duty with Bank; (ii) gross and consistent dereliction of duty by Insured; (iii) breach of fiduciary duty involving personal profit by Insured; (iv) willful violation of any banking law or regulation; or (v) conviction of a felony or crime of moral turpitude; and

(ii) “Competing Activity” shall mean any business activity in which Insured, directly or indirectly, at any time after the execution of this Agreement, owns, manages, operates, joins, controls or participates in or is employed by or gives consultation or advice to or extends credit to (other than through insured deposits) or otherwise is connected in any manner, directly or indirectly with, any bank, financial institution, firm, person, sole proprietorship, partnership, corporation, company or other entity (other than the Bank or entities controlled or under common control with the Bank) that provides financial services, including, without limitation, retail or commercial lending services, and has an office in the State of Louisiana; provided, however, that mere ownership of less than one percent (1%) of the outstanding shares of any company whose common stock is publicly traded is not a Competing Activity.

9.Assignment. Insured shall not make any assignment of Insured’s rights, title or interest in or to the Policy proceeds whatsoever without the prior written consent of Bank (which may be withheld for any reason or no reason in its sole and absolute discretion) and acknowledgment by the Insurer.
10.Named Fiduciary. Bank is hereby designated as the “Named Fiduciary” as of the date hereof until the termination of this Agreement or until Bank by notice designates

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer
another “Named Fiduciary.” The Named Fiduciary shall be responsible for the management, control and administration of the Policy’s death benefits. The Named Fiduciary may, in its reasonable discretion, delegate certain aspects of its management and administrative responsibilities.
11.Claim Procedure. Claims information with respect to the Policy can be obtained by contacting the Bank. If the Named Fiduciary has a claim which it believes may be covered under the Policy, it will contact the Insurer in order to complete a claim form and determine what other steps need to be taken. The Insurer will evaluate and make a decision as to payment. If the claim is eligible for payment under the Policy, a check will be issued to the Named Fiduciary. If the Insurer determines that a claim is not eligible for payment under the Policy, the Named Fiduciary may, in its sole discretion, contest such claim denial by contacting the Insurer in writing.
12.ERISA Provisions.
(a)The following provisions in this Agreement are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 (ERISA).
(b)Bank shall pay all required premiums under the Policy to the Insurer when due.
(c)Payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in the Policy.
(d)For claims procedure purposes, the “Claims Manager” shall be the Chief Executive Officer of Bank or such other person named from time to time by notice to Insured.
(i) If for any reason a claim for benefits under this Agreement is denied by Bank, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Policy or Agreement section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his/her claim, all written in a manner calculated to be understood by the claimant for this purpose:

(1)The claimant’s claim shall be deemed filed when presented in writing to the Claims Manager.

(2)The Claims Manager’s explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer

(ii) The claimant shall have 60 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

(iii) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant’s request for review of his/her claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Agreement or Policy provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

The Claims Manager has discretionary authority to determine eligibility for benefits.
13.Confidentiality. Insured agrees that the terms and conditions of this Agreement, except as such may be disclosed in financial statements and tax returns, or in connection with estate planning, are and shall forever remain confidential, and Insured agrees that he shall not reveal the terms and conditions contained m this Agreement at any time to any person or entity, other than his financial and professional advisors unless required to do so by a court of competent jurisdiction.
14.Other Agreements. The benefits provided for herein for Insured are supplemental retirement benefits and shall not be deemed to modify, affect or limit any salary or salary increases, bonuses, profit sharing or any other type of compensation of Insured in any manner whatsoever. No provision contained in this Agreement shall in any way affect, restrict or limit any existing employment agreement between Bank and Insured, nor shall any provision or condition contained in this Agreement create specific rights of Insured or limit the right of Bank to discharge Insured. Except as otherwise provided therein, nothing contained in this Agreement shall affect the right of Insured to participate in or be covered by or under any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation, retirement or fringe benefit plan constituting any part of Bank’s compensation structure whether now or hereinafter existing.
15.Withholding. Notwithstanding any of the provisions hereof, the Bank may withhold from any payment to be made hereunder such amount as it may be required to withhold under any applicable federal, state or other law, and transmit such withheld amounts to the applicable taxing authority.
16.Miscellaneous Provisions.

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer
(a)Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission of an executed counterpart.
(b)Survival. The provisions of Sections 13 and 16 of this Agreement shall survive the termination of this Agreement Indefinitely, regardless of the cause of, or reason for, such termination.
(c)Construction. As used in this Agreement, the neuter gender shall include the masculine and the feminine, the masculine and feminine genders shall be interchangeable among themselves and each with the neuter, the singular numbers shall include the plural, and the plural the singular. The term “person” shall include all persons and entities of every nature whatsoever, Including, but not limited to, individuals, corporations, partnerships, governmental entities and associations. The terms “including,” “included,” “such as” and terms of similar import shall not imply the exclusion of other items not specifically enumerated.
(d)Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be held to be invalid, illegal, unenforceable or inconsistent with any present or future law, ruling, rule or regulation of any court, governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be rescinded or modified in accordance with such law, ruling, rule or regulation and the remainder Of this Agreement or the application of such provision to the person or circumstances other than those as to which it is held inconsistent shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(e)Governing Law. This Agreement is made in the State of Louisiana and shall be governed in all respects and construed in accordance with the laws of the State of Louisiana, without regard to its conflicts of law principles, except to the extent superseded by the Federal laws of the United States.

(f)Binding Effect. This Agreement is binding upon the parties, their respective successors, permitted assigns, heirs and legal representatives. Without limiting the foregoing, the terms of this Agreement shall be binding upon Insured’s estate, administrators, personal representatives and heirs. This Agreement may be assigned by Bank to any party to which Bank assigns or transfers the Policy. This Agreement has been approved by the Bank’s Board of Directors and the Bank agrees to maintain an executed counterpart of this Agreement in a safe place as an official record of the Bank.
(g)No Trust. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and the Insured, Insured’s designated beneficiary or any other person.

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer
(h)Assignment of Rights. None of the payments provided for by this Agreement shall be subject to seizure for payment of any debts or judgments against the Insured or any beneficiary; nor shall the Insured or any beneficiary have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder; provided, however, that the undistributed portion of any benefit payable hereunder shall at all times be subject to set-off for debts owed by Insured to Bank.
(i)Entire Agreement. This Agreement (together with its exhibits, which are incorporated herein by reference) constitutes the entire agreement of the parties with respect to the subject matter hereof and supercedes all prior or contemporaneous negotiations, agreements and understandings, whether oral or written, relating to the subject matter hereof.
(j)Notice. Any notice to be delivered under this Agreement shall be given in writing and delivered by hand, or by first class, certified or registered mail, postage prepaid, addressed to the Bank or the Insured, as applicable, at the address for such party set forth below or such other address designated by notice.

Bank:        Red River Bank
1412 Centre Court Drive, Suite 301
Alexandria, LA 71301
Attn: Chief Executive Officer

Insured:     [Executive]
    _____________________________
    _____________________________
(k)     Non-waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.
(l)     Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.
(m)Amendment. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. No waiver of any provision contained in this Agreement shall be effective unless it is in writing and signed by the party against whom such waiver is asserted.
(n)Seal. The parties hereto intend this Agreement to have the effect of an agreement executed under the seal of each.

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year set forth above.
BANK:
RED RIVER BANK

/s/ R. Blake Chatelain
By: R. Blake Chatelain
Its: President/CEO

INSURED:

/s/ Executive
[Executive]

STATE OF LOUISIANA
RAPIDES PARISH
I, the undersigned, a notary public in and for said parish in said state, hereby certify that R. Blake Chatelain, whose name as Pres/CEO of Red River Bank, a Louisiana banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.
Given under my hand and official seal this 4th day of February, 2005.
/s/ Sheila A. Bardwell
        Notary Public
My commission expires: At death
[NOTARIAL SEAL]

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer
STATE OF LOUISIANA
RAPIDES PARISH
I, the undersigned, a notary public in and for said parish in said state, hereby certify that [Executive], whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he executed the same voluntarily on the day the same bears date.
Given under my hand and official seal this 4th day of February, 2005.

/s/ Sheila A. Bardwell
Notary Public
My commission expires: At death

[NOTARIAL SEAL]

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer

EXHIBIT A
DESIGNATION OF BENEFICIARY FORM

[Intentionally Omitted]

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer
EXHIBIT B
Death Benefit — Isabel Carriere
Maximum Death Benefit — If Insured’s death occurs while insured is in the full-time employment of Bank, then the “Death Benefit” shall equal $500,000.
Reduced Death Benefit — If Insured’s death occurs after the termination of Insured’s full-time employment with Bank for any reason other than For Cause, then the “Death Benefit” shall equal:
(1)$500,000 MINUS the sum of all amounts, if any, Insured received under that certain Supplemental Executive Retirement Benefits Agreement dated as of the date hereof (the “Retirement Agreement”) prior to his death if Insured's full-time employment with Bank was terminated on or after May 13, 2031;
OR
(2)the amount set forth below corresponding to the year in which the Insured’s full-time employment with the Bank was terminated MINUS the sum of all amounts, if any, Insured received under the Retirement Agreement prior to his death if Insured’s full-time employment with Bank was terminated prior to May 13, 2031.
    Year     Reduced Death Benefit

October 1, 2004 to September 30, 2005	$18,100
October 1, 2005 to September 30, 2006	$36,199
October 1, 2006 to September 30, 2007	$54,299
October 1, 2007 to September 30, 2008	$72,398
October 1, 2008 to September 30, 2009	$90,498
October 1, 2009 to September 30, 2010	$108,597
October 1, 2010 to September 30, 2011	$126,697
October 1, 2011 to September 30, 2012	$144,796

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer

October 1, 2012 to September 30, 2013	$162,896
October 1, 2013 to September 30, 2014	$180,995
October 1, 2014 to September 30, 2015	$199,095
October 1, 2015 to September 30, 2016	$217,195
October 1, 2016 to September 30, 2017	$235,294
October 1, 2017 to September 30, 2018	$253,394
October 1, 2018 to September 30, 2019	$271,493
October 1, 2019 to September 30, 2020	$289,593
October 1, 2020 to September 30, 2021	$307,692
October 1, 2021 to September 30, 2022	$325,792
October 1, 2022 to September 30, 2023	$343,891
October 1, 2023 to September 30, 2024	$361,991
October 1, 2024 to September 30, 2025	$380,090
October 1, 2025 to September 30, 2026	$398,190
October 1, 2026 to September 30, 2027	$416,290
October 1, 2027 to September 30, 2028	$434,389

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer

October 1, 2028 to September 30, 2029	$452,489
October 1, 2029 to September 30, 2030	$470,588
October 1, 2030 to May 12, 2031	$488,688

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer
EXHIBIT B
Death Benefit — Andrew Cutrer
Maximum Death Benefit — If Insured’s death occurs while insured is in the full-time employment of Bank, then the “Death Benefit” shall equal $300,000.
Reduced Death Benefit — If Insured’s death occurs after the termination of Insured’s full-time employment with Bank for any reason other than For Cause, then the “Death Benefit” shall equal:
(1)$300,000 MINUS the sum of all amounts, if any, Insured received under that certain Supplemental Executive Retirement Benefits Agreement dated as of the date hereof (the “Retirement Agreement”) prior to his death if Insured's full-time employment with Bank was terminated on or after October 19, 2038;
OR
(2)the amount set forth below corresponding to the year in which the Insured’s full-time employment with the Bank was terminated MINUS the sum of all amounts, if any, Insured received under the Retirement Agreement prior to his death if Insured’s full-time employment with Bank was terminated prior to October 19, 2038.
    Year     Reduced Death Benefit

October 1, 2004 to September 30, 2005	$8,813
October 1, 2005 to September 30, 2006	$17,625
October 1, 2006 to September 30, 2007	$26,438
October 1, 2007 to September 30, 2008	$35,251
October 1, 2008 to September 30, 2009	$44,064
October 1, 2009 to September 30, 2010	$52,876
October 1, 2010 to September 30, 2011	$61,689
October 1, 2011 to September 30, 2012	$70,502

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer

October 1, 2012 to September 30, 2013	$79,315
October 1, 2013 to September 30, 2014	$88,127
October 1, 2014 to September 30, 2015	$96,940
October 1, 2015 to September 30, 2016	$105,753
October 1, 2016 to September 30, 2017	$114,565
October 1, 2017 to September 30, 2018	$123,378
October 1, 2018 to September 30, 2019	$132,191
October 1, 2019 to September 30, 2020	$141,004
October 1, 2020 to September 30, 2021	$149,816
October 1, 2021 to September 30, 2022	$158,629
October 1, 2022 to September 30, 2023	$167,442
October 1, 2023 to September 30, 2024	$176,255
October 1, 2024 to September 30, 2025	$185,067
October 1, 2025 to September 30, 2026	$193,880
October 1, 2026 to September 30, 2027	$202,693
October 1, 2027 to September 30, 2028	$211,506

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer

October 1, 2028 to September 30, 2029	$220,318
October 1, 2029 to September 30, 2030	$229,131
October 1, 2030 to September 30, 2031	$237,944
October 1, 2031 to September 30, 2032	$246,756
October 1, 2032 to September 30, 2033	$255,569
October 1, 2033 to September 30, 2034	$264,382
October 1, 2034 to September 30, 2035	$273,195
October 1, 2035 to September 30, 20365	$282,007
October 1, 2036 to September 30, 2037	$290,820
October 1, 2037 to October 18, 2038	$299,633

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer
EXHIBIT B
Death Benefit — Debbie Triche
Maximum Death Benefit — If Insured’s death occurs while insured is in the full-time employment of Bank, then the “Death Benefit” shall equal $300,000.
Reduced Death Benefit — If Insured’s death occurs after the termination of Insured’s full-time employment with Bank for any reason other than For Cause, then the “Death Benefit” shall equal:
(1)$300,000 MINUS the sum of all amounts, if any, Insured received under that certain Supplemental Executive Retirement Benefits Agreement dated as of the date hereof (the “Retirement Agreement”) prior to his death if Insured's full-time employment with Bank was terminated on or after April 14, 2035;
OR
(2)the amount set forth below corresponding to the year in which the Insured’s full-time employment with the Bank was terminated MINUS the sum of all amounts, if any, Insured received under the Retirement Agreement prior to his death if Insured’s full-time employment with Bank was terminated prior to April 14, 2035.
    Year     Reduced Death Benefit

October 1, 2004 to September 30, 2005	$9,511
October 1, 2005 to September 30, 2006	$19,022
October 1, 2006 to September 30, 2007	$28,534
October 1, 2007 to September 30, 2008	$38,045
October 1, 2008 to September 30, 2009	$47,556
October 1, 2009 to September 30, 2010	$57,067
October 1, 2010 to September 30, 2011	$66,579
October 1, 2011 to September 30, 2012	$76,090

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer

October 1, 2012 to September 30, 2013	$85,601
October 1, 2013 to September 30, 2014	$95,112
October 1, 2014 to September 30, 2015	$104,624
October 1, 2015 to September 30, 2016	$114,135
October 1, 2016 to September 30, 2017	$123,646
October 1, 2017 to September 30, 2018	$133,157
October 1, 2018 to September 30, 2019	$142,668
October 1, 2019 to September 30, 2020	$152,180
October 1, 2020 to September 30, 2021	$161,691
October 1, 2021 to September 30, 2022	$171,202
October 1, 2022 to September 30, 2023	$180,713
October 1, 2023 to September 30, 2024	$190,225
October 1, 2024 to September 30, 2025	$199,736
October 1, 2025 to September 30, 2026	$209,247
October 1, 2026 to September 30, 2027	$218,758
October 1, 2027 to September 30, 2028	$228,269

Exhibit 10.6
Composite Form of Endorsement Method Split-Dollar Agreement for
Mses. Carriere and Triche and Mr. Cutrer

October 1, 2028 to September 30, 2029	$237,781
October 1, 2029 to September 30, 2030	$247,292
October 1, 2030 to September 30, 2031	$256,803
October 1, 2031 to September 30, 2032	$266,314
October 1, 2032 to September 30, 2033	$275,826
October 1, 2033 to September 30, 2034	$285,337
October 1, 2034 to April 13, 2035	$294,848